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                                                                   EXHIBIT 12.1

                              THERMADYNE MFG. LLC
                            THERMADYNE CAPITAL CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)


                                                                                                              Eleven
                                                                 Years ended December 31,                  months ended
                                                -------------------------------------------------------    December 31,
                                                   1998           1997          1996           1995           1994
                                                -----------    -----------   -----------    -----------    -----------
Earnings (loss):
Income (loss) from continuing
  operations before income taxes
  and extraordinary item                        $   (25,054)   $    28,544   $   (63,473)   $  (123,330)   $   (80,805)
Fixed charges                                        58,201         50,031        50,887         48,315         45,364
                                                -----------    -----------   -----------    -----------    -----------
  Earnings (loss)                               $    33,147    $    78,575   $   (12,586)   $   (75,015)   $   (35,441)
                                                ===========    ===========   ===========    ===========    ===========

Fixed charges:
Interest expense                                $    52,545    $    45,325   $    45,655    $    41,269    $    39,124
Amortization of deferred financing                    2,480          1,587         2,711          4,860          4,207
   costs
Rent expense                                          3,176          3,119         2,521          2,186          2,033
                                                -----------    -----------   -----------    -----------    -----------
  Fixed charges                                 $    58,201    $    50,031   $    50,887    $    48,315    $    45,364
                                                ===========    ===========   ===========    ===========    ===========

Ratio of earnings to fixed charges                      0.6            1.6           N/A            N/A            N/A
                                                ===========    ===========   ===========    ===========    ===========
Deficiency of earnings available
  to cover fixed charges                        $   (25,054)           N/A   $   (63,473)   $  (123,330)   $   (80,805)
                                                ===========    ===========   ===========    ===========    ===========
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